                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

          FOG CUTTER CAPITAL GROUP INC. ADOPTS STOCKHOLDER RIGHTS PLAN.

PORTLAND, Oregon-- October 18, 2002 - Fog Cutter Capital Group Inc. (Nasdaq:
FCCG), a diversified investment group specializing in mortgage and real estate related assets, today announced that its Board of Directors has adopted a Stockholder Rights Plan under which stock purchase rights will be distributed as a dividend to holders of its common stock at the rate of one right for each share of common stock held of record as of the close of business on October 28, 2002.

"The Stockholder Rights Plan is being adopted as a means of protecting the potential tax benefits of the Company's net operating loss carry forward ("NOL")," said Andrew A. Wiederhorn, the Chairman of the Board and Chief Executive Officer of the Company. "Under Federal tax rules, the NOL will be limited if the Company undergoes a significant change in ownership. The Plan addresses the Board's duty to protect the best interests of the Company and its stockholders by diluting any new 5% holder, or any existing 5% holder that increases its stake by 1% or more, thereby preserving the Company's NOL." If, subject to certain exceptions, any person or group commences a tender or exchange offer to purchase 5 percent or more of the Company's Common Stock, each right not owned by such person or group will entitle its holder to purchase, at the right's current exercise price, shares of Common Stock having a value of twice the right's current exercise price. If, subject to certain exceptions, any person or group acquires 5% or more, or any existing 5% holder increases its stake by 1% or more, of the Company's Common Stock (an "Acquiring Person"), each right not owned by such person or group will automatically be exercised and entitle its holder to receive one share of Common Stock per right (or a lesser ratio as determined by the Board of Directors, if the Corporation does not have sufficient authorized and unreserved shares) in lieu of paying the purchase price. This right to purchase Common Stock at a discount will not be triggered by a person or group's acquisition of 5% or more of the Common Stock pursuant to a tender or exchange offer (or other securities offering by the Company) which is for all outstanding shares at a price and on terms that the Board of Directors determines (prior to acquisition) to be adequate and in the best interests of the Company and its stockholders.

In addition, if, subject to certain exceptions, the Company is acquired by another corporation in a merger or consolidation or more than 50 percent of the assets or earning power of the Company is acquired, each right not owned by the acquiror or affiliates will entitle its holder to purchase, at the right's current exercise price, common stock of the acquiror having a value of twice the right's current exercise price. This right will not be triggered, however, if such acquisition is by a person or group which acquired the Company's Common Stock at a price and on terms that the Board of Directors determines (prior to acquisition) to be adequate and in the best interests of the Company and its stockholders.

The rights will expire in the year 2012. The rights dividend will not be taxable to the Company's stockholders.

The Company may redeem all of the rights, at the option of the Board of Directors, at a redemption price of $.001 per right or by the issuance of shares of Common Stock then equivalent to $.001 per right, at any time prior to any person becoming an Acquiring Person.

Founded in 1997, Fog Cutter Capital Group Inc. focuses on investing, structuring and managing real estate-related assets, including the acquisition of companies engaged in real estate investment activities, mortgage-backed securities, mezzanine real estate loans and other real estate related assets. The Company invests where its expertise in intensive asset management, mortgage and real estate credit analysis and financial structuring can create value. Many of these investments, particularly in corporate acquisitions, are acquired in conjunction with partners.

The Company seeks to invest directly or indirectly in real estate-related assets that provide an appropriate risk-adjusted rate of return and the opportunity for capital gains. The Company maintains a flexible approach with respect to the nature of its investments, seeking to take advantage of opportunities as they arise or are developed.


FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.